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                                                                      Exhibit 21

                            LYONDELL CHEMICAL COMPANY
                                  SUBSIDIARIES

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
Name                                                          Type of Entity            Jurisdiction
----                                                          --------------            ------------
ARCO Chemical Properties, L.P.                                limited partnership       Delaware
ARCO Chemical Technology, Inc.                                holding corporation       Delaware
ARCO Chemical Technology, L.P.                                limited partnership       Delaware
ARCO Chemical Technology Management, Inc.                     holding corporation       Delaware
Equistar Chemicals, LP                                        limited partnership       Delaware
Eurogen C.V.                                                  limited partnership       Netherlands
Lyondell Asia Pacific, Ltd.                                   corporation               Delaware
Lyondell Australia Pty Limited                                corporation               Wales
Lyondell-Bayer Manufacturing Maasvlakte VOF                   general partnership       Netherlands
Lyondell Bayport, LLC                                         limited liability         Delaware
Lyondell Centennial Corp.                                     corporation               Delaware
Lyondell Chemical Canada Inc.                                 corporation               Canada
Lyondell Chemical Central Europe Ges.m.b.H.                   corporation               Austria
Lyondell Chemical Delaware Company                            holding corporation       Delaware
Lyondell Chemical (Deutschland) GmbH                          corporation               Germany
Lyondell Chemical Espana Co.                                  corporation               Delaware
Lyondell Chemical Europe, Inc.                                corporation               Delaware
Lyondell Chemical Foreign Sales Corporation                   corporation               Virgin Islands
Lyondell Chemical Holding Company                             corporation               Delaware
Lyondell Chemical International Company                       corporation               Delaware
Lyondell Chemical Italia S.r.L.                               corporation               Italy
Lyondell Chemical Overseas Services, Inc.                     corporation               Delaware
Lyondell Chemical Pan America, Inc.                           corporation               Delaware
Lyondell Chemical Products Europe, Inc.                       corporation               Delaware
Lyondell Chemical Wilmington, Inc.                            corporation               Delaware
Lyondell Chemie International B.V.                            limited liability         Netherlands
Lyondell Chemie Investment Nederland B.V.                     limited liability         Netherlands
Lyondell Chemie Nederland B.V.                                limited liability         Netherlands
Lyondell Chemical Nederland, Ltd.                             corporation               Delaware
Lyondell Chemie (PO11) B.V.                                   limited liability         Netherlands
Lyondell Chemie (POSM) B.V.                                   limited liability         Netherlands
Lyondell Chemie Technologie Nederland B.V.                    limited liability         Netherlands
Lyondell Chemie Utilities B.V.                                limited liability         Netherlands
Lyondell Chimie France Corporation                            corporation               Delaware
Lyondell Chimie France SNC                                    partnership               France
Lyondell Chimie TDI SCA                                       corporation               France
LYONDELL-CITGO Refining LP                                    limited partnership       Delaware
Lyondell-DNT Limited Partnership                              limited partnership       Delaware
Lyondell Funding, LLC                                         limited liability         Delaware
Lyondell France, Inc.                                         corporation               Delaware
Lyondell General Methanol Company                             corporation               Delaware
Lyondell Greater China, Ltd.                                  corporation               Delaware
Lyondell Intermediate Holding Company                         corporation               Delaware
Lyondell Japan, Inc.                                          corporation               Japan
Lyondell Limited Methanol Company                             corporation               Delaware
Lyondell (Pelican) Petrochemical L.P.1, Inc.                  corporation               Delaware
Lyondell (Pelican) Petrochemical L.P.2, Inc.                  corporation               Delaware
Lyondell Methanol Company, L.P.                               limited partnership       Delaware
Lyondell Petrochemical G.P. Inc.                              corporation               Delaware
Lyondell Petrochemical L.P. Inc.                              corporation               Delaware
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